FIRST AMENDMENT TO LEASE
(Bangor, Maine)

           THIS FIRST AMENDMENT TO LEASE ("Amendment") is made this 10th day of January, 2000 (hereinafter the "Effective Date"), between 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company (as successor in interest to Jim Joy Holdings, LLC, a New Hampshire limited liability company) ("Landlord"), and NATIONSRENT USA, INC., a Delaware corporation (as successor in interest by merger to NationsRent of New Hampshire, Inc.), its successors and/or assigns ("Tenant").

R E C I T A L S

           WHEREAS, Jim Joy Holdings, LLC, as landlord, and NationsRent of New Hampshire, Inc., as tenant, executed that certain Lease Agreement dated December 14, 1998 (the "Lease") for certain premises located at 1216 West Hammond Street, Bangor, Maine, as more particularly described in the Lease ("Existing Premises");

           WHEREAS, Jim Joy Holdings, LLC assigned its interest in the Lease to Landlord pursuant to an Assignment of Lease dated September 17, 1999;

           WHEREAS, Tenant desires to lease an additional eight thousand (8,000) square feet of space from Landlord ("Additional Premises") to be constructed by Landlord on the Existing Premises and Tenant desires that Landlord renovate the building located on the Existing Premises for Tenant; and

           WHEREAS, the parties desire to amend the Lease upon the terms and conditions as are referenced herein.

          NOW, THEREFORE, based upon the foregoing mutual promises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is agreed as follows:

           1.     Definitions. Capitalized terms in this Amendment shall have the same meaning as such capitalized terms have in the Lease, unless otherwise noted in this Amendment. Additionally, the following terms are defined as follows:

a. The term "Additional Premises" shall mean the additional space containing eight thousand (8,000) square feet which shall be constructed by Landlord in accordance with the Approved Drawings and Specifications (as hereinafter defined) and Landlord's Work Requirements (as hereinafter defined) and shall form a part of the Existing Premises.

b. The term "Approved Drawings and Specifications" shall collectively mean those plans and specifications for "Landlord's Work to the Additional Premises" (as hereinafter defined) and those plans and specifications for "Landlord's Work to the Existing Premises" (as hereinafter defined); both of which have been prepared by Landlord, at its sole cost and expense and approved by Tenant in writing; an index of which is attached hereto and made a part hereof as Exhibit "F-1".

c. The term "Delivery Date" shall mean February 1, 2000, provided, however, that: (i) exclusive possession of the Additional Premises is delivered to Tenant broom clean and free of all tenancies (except for the Lease) with all of Landlord's Work to the Additional Premises completed by Landlord in accordance with Approved Drawings and Specifications and in accordance with the Landlord's Work Requirements; (ii) all of Landlord's Work to the Existing Premises (as hereinafter defined) shall be completed by Landlord in accordance with the Approved Drawings and Specifications and in accordance with Landlord's Work Requirements; (iii) exclusive possession of the Third Party Tenant Space (as hereinafter defined) is delivered to Tenant with all of Landlord's Work completed by Landlord in accordance with the Approved Drawings and Specifications and in accordance with Landlord's Work Requirement as set forth in Paragraph 16 of this Amendment; (iv) Landlord has delivered to Tenant a duly executed Memorandum of Lease in the form attached hereto and made a part hereof as Exhibit "G"; (v) Landlord has obtained and delivered to Tenant a duly executed Non-Disturbance Agreement in the form attached as Exhibit "H" from all lenders having a lien or security interest on the Premises hereto and made a part hereof; (vi) Landlord has obtained and delivered to Tenant a municipal quit claim deed from the City of Bangor sufficient to remove that Municipal Tax Lien recorded June 29, 1994 in Volume 5662, Page 49, Pendoscot County Records; (vii) Landlord shall have obtained all required governmental consents, permits and approvals with respect to Landlord's Work (as hereinafter defined) to enable Tenant to fixture, receive merchandise and open for business in the Premises, including, without limitation, a final and unconditional certificate of occupancy ("Certificate of Occupancy"), a copy of which shall be delivered to Tenant; (viii) Landlord shall have complied in all respects with Landlord's Work Requirements; and (ix) Landlord shall have obtained and delivered to Tenant an architect's certificate of completion with respect to Landlord's Work.

d. The term "Existing Premises" shall mean the Premises currently being leased from Landlord by Tenant.

e. The term "Landlord's Work" shall collectively mean Landlord's Work to the Additional Premises, Landlord's Work to the Existing Premises and Landlord's Work Requirements:

f. The term "Landlord's Work Requirements" shall mean all of the terms, conditions and requirements set forth on Exhibit "F-2" attached hereto and made a part hereof.

g. The term "Landlord's Work to the Additional Premises" shall mean all work required to be completed by Landlord, at its sole cost and expense, with respect to Additional Premises (including, without limitation, any work that may be required with respect to the on-site improvements and off-site improvements) in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements.

h. The term "Landlord's Work to the Existing Premises" shall mean all work required to be completed by Landlord, at its sole cost and expense, to renovate the Existing Premises in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements.

i. The term "Outside Delivery Date" shall mean February 1, 2000.

j. The term "Premises" shall collectively mean the Additional Premises, the Existing Premises and commencing on the Delivery Date and thereafter throughout the Term, the Third Party Tenant Space.

           2.     Landlord's Work. Landlord shall, at its sole cost and expense, complete Landlord's Work in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements. Tenant shall have the right to approve the general contractor to be used by Landlord in performing Landlord's Work hereunder and Tenant shall also have the right to approve the construction contract to be entered into by Landlord for Landlord's Work, such approval not to be unreasonably withheld or delayed.

           3.     Delivery Date. Landlord agrees to use diligent efforts to complete Landlord's Work in accordance with the Approved Drawings and Specifications and deliver possession of the Additional Premises to Tenant by the Delivery Date. Notwithstanding anything contained herein to the contrary, if the Delivery Date has not occurred by the Outside Delivery Date, for any reason whatsoever, Tenant shall have the right, in its sole discretion, to (i) terminate this Lease any time thereafter upon written notice thereof given to Landlord prior to the Delivery Date actually occurring or (ii) cure any item Landlord fails to complete by the Delivery Date and offset the reasonable costs to cure same from Rent and all monetary obligations of Tenant under this Lease until recouped.

           4.     Commencement of Construction. If Landlord shall not have (a) obtained all governmental permits, consents and approvals required for Landlord's Work and (b) commenced the construction of Landlord's Work within thirty (30) days of the Effective Date, then, at any time thereafter, but prior to Landlord having obtained such permits, consents and approvals and commencing Landlord's Work, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof. In the event of such termination, Landlord and Tenant shall be released from all obligations and liabilities hereunder.

           5.     Force Majeure. If the performance by Landlord of any of its obligations in this Amendment is delayed by reason of the act or neglect of Tenant, act of God, riot, insurrection, strike, labor dispute, boycott, governmental restrictions, war, catastrophe or act of the public enemy (collectively "Force Majeure Events"), provided, however, that Landlord has taken reasonable steps to mitigate such circumstances, the period for commencement or completion, as the case may be, of such obligations shall be extended for one (1) day for each day of delay caused by such Force Majeure Event, and provided further, that Landlord has given Tenant written notice of the occurrence of the Force Majeure Event within forty eight (48) hours of the occurrence of such event in order for such Force Majeure Event to delay an event of default hereunder and the notice specifies the amount of the reasonably anticipated length of the delay.

           6.     Punch List Items. Notwithstanding anything contained herein to the contrary, Tenant's occupancy of the Premises shall not constitute acceptance thereof and shall not constitute the occurrence of the Delivery Date until all requirements of the Delivery Date shall have occurred. As soon as practicable, Tenant shall provide Landlord with a list of minor punch list items (the "Punch List Items") which Punch List Items shall not impair Tenant's ability to open and operate in the Premises, adversely effect the use and/or occupancy of the building or other improvement and will not hinder or delay Tenant's fixturization and preparation for Tenant's intended use thereof. Landlord shall, with reasonable diligence, commence to complete or correct the Punch List items promptly after receipt hereof (not to exceed thirty (30) days). Nothing herein shall be deemed to diminish Landlord's obligation to make any repairs, maintenance and replacements (including, without limitation, remedying any latent defects in Landlord's Work) as set forth in the Lease.

           7.     Increased Rent Commencement Date. Provided Landlord has complied with all terms and conditions of this Amendment (including without limitation, all requirements for the Delivery Date to occur), Tenant shall commence payment of its monthly installment of "Increased Rent" (as defined in paragraph 8 herein) on the earlier of the following (the "Increased Rent Commencement Date"): (a) the Delivery Date; or (b) the date that Tenant opens for business to the public in the completed Premises. Notwithstanding any provisions of the Lease to the contrary, the Term is hereby revised so that it shall terminate on the date (the "Lease Termination Date") which is the last day of the month preceding the tenth (10th) anniversary date of the Increased Rent Commencement Date, unless extended by Tenant in accordance with any extension option contained in the Lease. When the Increased Rent Commencement Date has been determined, as provided in this paragraph, Landlord and Tenant shall execute, acknowledge and deliver each to the other, the written statement attached hereto as Exhibit "I" specifying the Increased Rent Commencement Date and Lease Termination Date.

           8.     Increased Rent. Commencing on the Increased Rent Commencement Date and continuing thereafter for the remainder of the Term, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each Lease year, in addition to the Rent that is payable under the Lease, an annual rental in an amount equal to the reasonable cost paid by Landlord to complete Landlord's Work (not to exceed $550,000.00) ("Landlord's Cost") plus ten percent (10%) thereof, the sum of which shall be divided by the number of remaining years in the Term (the "Increased Rent"). By way of example and not limitation, assuming Landlord's Cost is $550,000.00, then $550,000.00 multiplied by 10% equals $55,000.00. The sum of $55,000 is added to Landlord's Cost of $550,000.00 totaling $605,000.00, which sum of $605,000.00 is divided by the number of remaining years in the Term which will be ten (10) years (pursuant to Paragraph 7 above). Accordingly, Tenant shall pay the amount of $60,500.00 annually as Increased Rent. The Increased Rent shall be payable in equal monthly installments each in the amount of $5,041.67, in advance on or before the first day of each and every calendar month of the Term of the Lease together with the Rent in the amount of $2,650.00 per month so that the total amount of the Increased Rent and Rent shall be $7,691.67 per month. The Increased Rent shall be paid in addition to and over and above all other Rent and other charges to be paid by Tenant under the Lease. Appropriate prorations shall be made if the Increased Rent Commencement Date is not on the first day of a calendar month, or if the date of termination of the Lease is not on the last day of a calendar month. Within thirty (30) days after the Increased Rent Commencement Date, Landlord shall provide Tenant with documentation substantiating Landlord's Cost. In the event Landlord's Cost is less than $550,000.00, then Increased Rent shall be recalculated utilizing the formula set forth above and the payment of Increased Rent shall be correspondingly adjusted.

           9.     Rent for Extension Terms. As set forth in Paragraph 3.2 of the Lease, Tenant shall have the right to extend the Term of the Lease for two (2) additional terms of five (5) years each. Landlord and Tenant hereby acknowledge and agree that the Rent to be paid by Tenant to Landlord during the First Extension Term shall be two percent (2%) greater than the Rent (including Increased Rent) payable during the initial Term of the Lease, and that the Rent to be paid by Tenant to Landlord during the Second Extension Term shall be two percent (2%) greater than the Rent payable during the First Extension Term.

           10.     Warranties. The provisions of Article 5 of the Lease notwithstanding, in no event shall Tenant be responsible in any way for any replacement or repair required under the Lease that is covered under any guaranties or any applicable warranties. Landlord shall, at Landlord's sole cost and expense (and, notwithstanding any provision of the Lease to the contrary, not to be charged to Tenant under the Lease), remedy any latent defects, including, without limitation, defects arising out of or relating to Landlord's Work. Landlord hereby assigns to Tenant (to the extent assignable) all warranties, if any, received by Landlord from contractors, subcontractors, suppliers, manufacturers and for material for construction of that portion of the Improvements which is the Landlord's Work but which will be Tenant's maintenance or repair responsibility; alternatively, Landlord shall allow Tenant to enforce such warranties, if any, in Landlord's name at no cost or liability to Landlord. Within thirty (30) days of the Delivery Date, Landlord shall provide Tenant with close out books assigning warranties and guaranties required herein to Tenant.

           11.     Builder's Risk Insurance. From and after the date of the commencement of construction of Landlord's Work and through the completion of construction, Landlord shall procure and maintain, at its sole cost and expense, a builder's risk policy in an amount equal to the full replacement value of the improvements being constructed by Landlord hereunder.

           12.     Title. Notwithstanding anything in the Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber title to the Premises except as set forth on Exhibit "J", attached hereto and incorporated herein by this reference and that none of said encumbrances shall underlie the Premises, prohibit or impair the use of the Premises as contemplated in the Lease or cause Tenant to make any expenditures other than those expressly contemplated in the Lease.

           13.     No Defaults. The parties acknowledge that the Lease is in full force and effect and that there are no defaults thereunder, nor, to the best of each parties' knowledge, does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default by either party under the Lease. Each party represents to the other that there is no defense, counterclaim or offset, or other claim presently existing or arising out of the Lease. Each party warrants and represents to the other that it has full right and authority to enter into this Amendment, and that the person signing the Amendment on behalf of each party is duly authorized by all necessary corporate and legal action to do so.

           14.     Brokers. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Amendment and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Amendment alleging an agreement by Landlord or Tenant, as the case may be.

           15.     Premises. Notwithstanding anything contained herein to the contrary, all references in the Lease and this Amendment to the "Premises" shall hereinafter include the Existing Premises, the Additional Premises and commencing on the Delivery Date and thereafter throughout the Term, the Third Party Tenant Space.

           16.     Third Party Tenant Space. Landlord represents and warrants to Tenant that the unrelated third party tenant previously leasing a portion of the Existing Premises (the "Third Party Tenant Space") has vacated same and said lease terminated on August 15, 1999. Commencing on the Delivery Date and thereafter throughout the Term, Tenant shall have the exclusive right to use and occupy such Third Party Tenant Space which Third Party Tenant Space will form a part of the Premises. On the Delivery Date, said Third Party Tenant Space will be delivered to Tenant with Landlord's Work completed in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements and in good repair and condition, broom clean and free of all tenancies and trade fixtures. Commencing on the Delivery Date and thereafter throughout the Term, Tenant shall no longer be entitled to a credit in the amount of Eight Hundred Fifty Dollars ($850.00) against its monthly installment Rent; monthly installments of Rent shall be payable in the amount set forth in Article 4.1 of the Lease subject to Articles 7 and 8 of this Amendment. Accordingly, Article 4.1 of the Lease shall be amended to delete the last three sentences of Article 4.1 of the Lease.

           17.     Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Lease Commencement Date occurred on December 14, 1998.

           18.     Interpretation. The Lease, as modified by this Amendment, supersedes any and all other agreements regarding the Lease, either oral or in writing; this Amendment together with the Lease contains all of the covenants and agreements between the parties with respect to the Premises; and each party to this Amendment acknowledges and agrees that no representations, inducements, promises or statements, written, oral or implied, have been made by any party or anyone acting on behalf of any party which are not embodied herein, or in the Lease, and each party agrees that no agreement, covenant, representation, inducement, promise or statement not set forth in writing in either this Amendment or the Lease shall be valid or binding.

           19.     Conflicts. The Lease is hereby amended to effectuate the intent of this Amendment. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof. Except as modified by this Amendment, the Lease is and shall remain unmodified and in full force and effect, in accordance with the terms thereof.

           20.     Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original and, when taken together, shall constitute one and the same instrument.

           21.     Joint and Several Liability. In the event either party hereto consists of more than one individual or entity, the liability of such individuals or entities, as the case may be, hereunder shall be joint and several.

           22.     Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Maine.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Witnesses: __________________________________ Print Name: Barbara M. Thompson __________________________________ Print Name: _________________________	LANDLORD: 1216 HAMMOND STREET, LLC a New Hampshire limited liability company By:_________________________________ Francis P. Rich, Jr., Managing Member

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) )ss: )

           The foregoing instrument was acknowledged before me this 10th day of January, 2000, by Francis P. Rich, Jr. as Managing Member of 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company, on behalf of the company. He is personally known to me or has produced a driver's license as identification.

___________________________________________ NOTARY PUBLIC Print Name Stephen J. Guerra, Sr. Commission No.: ______________________________ My Commission Expires: July 31, 2001 [NOTARIAL SEAL]

Witnesses: __________________________________ Print Name: Georgette McKee __________________________________ Print Name: Sheri Freeman-Matterson	TENANT: NATIONSRENT USA, INC., a Delaware corporation By:_________________________________ Name: Jorge L. Martin Title: Vice President (Corporate Seal)

STATE OF FLORIDA COUNTY OF BROWARD	) ) ss: )

           The foregoing instrument was acknowledged before me this 13th day of January, 2000 by Jorge L. Martin as Vice President of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

___________________________________________ NOTARY PUBLIC Print Name Doris Rodriguez Commission No.: CC545184 My Commission Expires: 5/31/2000 [NOTARIAL SEAL]